UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2011

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01 Entry into a Material Definitive Agreement

Background

Strategic Alliance Agreement

As previously disclosed, on May 24, 2010, eLandia and our wholly-owned subsidiary, eLandia/Desca Holdings, LLC (“Desca”), entered into a Strategic Alliance Agreement (the “Strategic Alliance Agreement”) with Amper, S.A. (“Amper”). Pursuant to the Strategic Alliance Agreement, the parties established an alliance aimed at expanding each party’s access to the Latin American and Caribbean markets and providing the parties the opportunity to offer their combined portfolio of products, services, technology solutions and technical resources throughout the region.

Amper, a Madrid, Spain based company, is a leader in the design and implementation of integrated solutions and information systems for civilian and military communications. With more than 50 years of experience in the field of information and communication technologies, Amper provides network, radio communication, military, security, software and systems solutions through its defense, homeland security and telecom business units. Amper’s shares have traded on the Madrid Stock Exchange since 1986 and have been included on the Ibex Small Cap index since 2005. Medidata Informatica, S.A., Amper’s majority-owned subsidiary (“Medidata”), offers integrated communications solutions to telecommunications operators, corporations, financial clients and governments in Brazil.

The regional alliance established by the Strategic Alliance Agreement allowed Amper to expand into the 13 local markets in the Latin American and Caribbean region in which eLandia operates under its wholly-owned Desca and Center of Technology Transfer Corporation (“CTT”) brands. The alliance allowed us to provide enhanced support to our regional customers in Brazil. Additionally, eLandia utilizes the experience and knowledge of Amper’s Homeland Security business to address the growing opportunities in critical public safety projects throughout the region and the sales of Amper’s Access equipment products to its service provider customers. The initial term of the Strategic Alliance Agreement was six months and was renewable for additional six-month periods unless terminated by either party upon 15 days notice or immediately upon the occurrence of certain events including a breach, bankruptcy, liquidation or similar insolvency proceeding by a party.

Pursuant to the Strategic Alliance Agreement, each party designated the other as its non-exclusive agent or distributor to promote the sale of the parties’ products and services in the Latin American and Caribbean region. Each of the parties was entitled to sales commissions or product discounts for their sales and promotional efforts under the Strategic Alliance Agreement.

Contribution Agreement

On July 29, 2010, we entered into a Contribution Agreement, as amended by a First Amendment to Contribution Agreement effective as of December 2, 2010 (collectively, the “Contribution Agreement”), with Amper. Pursuant to the Contribution Agreement, Amper would acquire 150,745,913 newly issued shares of our common stock representing approximately 85% of our issued and outstanding shares of common stock following the issuance in exchange for the contribution to the Company by Amper of approximately 90% of the outstanding capital stock of Hemisferio Norte Brasil, S.L. (“Hemisferio”).

Hemisferio has one wholly-owned direct subsidiary, Hemisferio Sul Participaçoes Ltda. (“Hemisferio Sul”), and two indirect subsidiaries, Medidata and XC Comercial e Exportadora Ltda. (“XC”). Hemisferio Sul owns 88.96% of Medidata, and Medidata owns 100% of XC. Hemisferio, Hemisferio Sul, Medidata and XC are collectively referred to in the Contribution Agreement as the “Contributed Entities.” The Contribution Agreement contains standard representations and warranties from each of the parties including securities investment representations from Amper as well as representations from each of the parties regarding financial statements, regulatory filings, legal compliance, pending litigation and tax matters. Under the Contribution Agreement, we are required to register the shares of our common stock being issued to Amper pursuant to the terms of a mutually agreeable registration rights agreement.

Under the terms of the Contribution Agreement, we were granted an option to acquire the balance of Amper’s interest in Hemisferio for an option price equal to $8.9 million. The option may be exercised for a six-month period following the closing and the option price is payable by us through the issuance to Amper of additional shares of our common stock at a price per share equal to the fair market value of our common stock as of the option exercise date.

The closing of the transactions contemplated by the Contribution Agreement was subject to the satisfaction of certain conditions including, among others, the following: (i) the parties obtaining all applicable third party consents including the approval of the U.S. Federal Communications Commission (“FCC”) and eLandia obtaining a consent to the Agreement and general release and acknowledgment from the receiver for Stanford International Bank Ltd. (“Stanford”), (ii) execution of new employment agreements by our chief executive and chief financial officers, (iii) certain of our executive officers waiving their severance rights under their current employment contracts, and (iv) our receipt of a fairness opinion from an investment bank.

Effective December 2, 2010, Amper and the Company entered into a First Amendment to Contribution Agreement (the “Contribution Agreement Amendment”). Pursuant to the Contribution Agreement Amendment, the termination date of the Contribution Agreement was extended to April 30, 2011. In addition, the Contribution Agreement Amendment provided that if Amper expected that the FCC consents necessary to complete the transactions under the Contribution Agreement could not be obtained prior to February 1, 2011, Amper could seek to acquire Desca Holdings and CTT Holdings in an alternative transaction. We agreed to use all commercially reasonable efforts to finalize the terms and conditions of such alternative transaction by February 1, 2011. Such alternative transaction was not consummated.

In addition, certain conditions to the closing of the Contribution Agreement transaction were modified or deleted by the Contribution Agreement Amendment. In this regard, were are required to take the following actions prior to the closing of the transaction: (a) establish a senior management compensation plan for our chief executive officer and our chief financial officer as well as variable compensation plans applicable to all of our employees and (b) obtain evidence of the termination of that certain Voting Trust Agreement by and among Stanford, Pete Pizarro and the Company dated February 6, 2009. In addition, pursuant to the Contribution Agreement Amendment the requirement for stockholder approval for the consummation of the transaction was deleted.

Finally, the Contribution Agreement Amendment modified the termination provisions of the Contribution Agreement to, among other things, be consistent with the new termination date of April 30, 2011.

Closing of Contribution Agreement Transaction

We held a closing with Amper on March 31, 2011 and both we and Amper delivered closing documents to Amper’s counsel as escrow agent to be held in escrow pending the satisfaction of the recordation and delivery formalities described below.

In connection with the consummation of the transactions contemplated by the Contribution Agreement as described in Item 2.01 below, effective March 31, 2011, we entered into the following agreements as well as certain employment and related agreements with our named executive officers as described in Item 5.02 below:

Option Agreement

We entered into an Option Agreement on March 31, 2011 pursuant to which Amper granted us the option, at any time prior to six months from the date of the Option Agreement, to purchase 606,301 capital shares of Hemisferio representing 10.4% of the issued and outstanding capital shares of Hemisferio. The 10.4% interest represents the remaining interest of Hemisferio which we did not acquire upon the closing of the transaction contemplated by the Contribution Agreement. The aggregate purchase price for such remaining interest is $8,900,000 and is payable by the issuance of additional shares of our common stock to Amper at a price per share equal to the fair market value of a share of our common stock as of the date of the exercise of the option.

Registration Rights Agreement

We entered into a Registration Rights Agreement on March 31, 2011 with Amper pursuant to which we have agreed to register the shares of our common stock issued to Amper pursuant to the Contribution Agreement. Under the Registration Rights Agreement, Amper may demand that we from time to time during the term of the Registration Rights Agreement register the shares of our common stock held by Amper. The Registration Rights Agreement terminates upon the earlier of: (i) the date on which no registrable shares remain outstanding or a registration statement with respect to the resale of all registrable shares has been declared effective, or (ii) the date on which all registrable shares may be sold, transferred or disposed of in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Amper is entitled to three demand registrations during each 12-month period during the term of the Registration Rights Agreement. Amper is also entitled to piggyback registration rights in the event of certain public offerings by the Company of our securities.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the consummation of the transactions contemplated by the Contribution Agreement as described in Item 2.01 below, on March 30, 2011, we terminated that certain Voting Trust Agreement by and among Stanford, Pete Pizarro and the Company dated February 6, 2009 (the “Voting Trust Agreement”). Under the Voting Trust Agreement, Stanford had placed 12,364,377 shares of our common stock and 4,118,263 shares of our Series B Preferred Stock, representing all shares of our capital stock owned by Stanford, into a voting trust. Pursuant to the Voting Trust Agreement, Stanford appointed Pete Pizarro, to act as the trustee. With certain limited exceptions, Mr. Pizarro was granted the voting power with respect to all shares of stock placed in the voting trust by Stanford and Mr. Pizarro was entitled to vote such shares in his sole discretion.

Upon the termination of the Voting Trust Agreement, the 12,364,377 shares of our common stock were reissued in the name of Stanford. In addition, the 4,118,263 shares of our Series B Preferred Stock were automatically converted into 1,801,740 shares of our common stock in accordance with the current conversion ratio as set forth in the Certificate of Designations, Rights and Preferences of the Series B

Preferred Stock. Such 1,801,740 shares of our common stock were immediately cancelled as required by the terms of that certain Additional Modification Agreement, dated February 9, 2009, between Stanford and the Company. We obtained the consent and acknowledgment of the receiver for Stanford for the issuances and cancellation of shares described above.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 31, 2011, we consummated the closing described below under the Contribution Agreement subject to the closing documents being held in escrow pending satisfaction of the recordation and delivery formalities described below. The closing of the transactions contemplated by the Contribution Agreement was subject to various conditions, all of which were satisfied, waived or deferred pursuant to the escrow arrangement prior to the closing, including: (i) obtaining the consent of the U.S. Federal Communications Commission, (ii) receipt of a fairness opinion from our investment bank, (iii) receipt of waivers executed by our chief executive officer and chief financial officer with respect to any severance obligations of the Company which may be triggered by the closing of the Contribution Agreement transactions, and (iv) receipt of a consent of the receiver for Stanford to the transactions contemplated by the Contribution Agreement. However, all closing documents were executed and delivered into escrow pending the receipt of certain legal opinions from Brazilian and Spanish counsel to Amper as well as the delivery of a stock certificate representing 150,745,913 shares of our common stock issued in the name of Amper and stock certificates representing the 5,223,517 capital shares of Hemisferio transferred to the name of the Company which transfer requires registration with certain Spanish and Brazilian authorities. We expect that the required formalities with respect to the recordation of the ownership of the Brazilian subsidiaries of Hemisferio will occur prior to the end of April 2011. Upon receipt of these pending items by the escrow agent, the escrowed materials will be released.

A copy of the Contribution Agreement was filed as Exhibit 10.2 to our Current Report on Form 10-Q filed on August 16, 2010 and is incorporated herein by reference. A copy of the First Amendment to Contribution Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Pursuant to the Contribution Agreement, Amper has acquired 150,745,913 shares of our newly issued common stock, representing approximately 85% of our issued and outstanding shares of common stock after giving effect to the Contribution Agreement transaction. In exchange for the issuance to Amper of such shares of our common stock, Amper has contributed to the Company approximately 90% of the outstanding capital stock of Hemisferio. Hemisferio has one wholly-owned direct subsidiary, Hemisferio Sul Participaçoes Ltda. (“Hemisferio Sul”), and two indirect subsidiaries, Medidata Informática, S.A. (“Medidata”) and XC Comercial e Exportadora Ltda. (“XC”). Hemisferio Sul owns 88.96% of Medidata, and Medidata owns 100% of XC. Medidata is the principal operating subsidiary of Hemisferio.

Medidata has been operating in Brazil since 1976. Medidata offers integrated communications solutions to telecommunications operators, corporations, financial clients and governments in Brazil. With headquarters in Rio de Janeiro, Medidata has branches in São Paulo, Brasília and Belo Horizonte, support centers in Vitória and Barueri and more than 200 employees. The transaction contemplated by the Contribution Agreement will increase our regional footprint, providing us market entry into Brazil and will enable the combined company to service large domestic and multi-national customers throughout the Latin America region. We believe that the increased scale of the combined company will improve our negotiating power with vendors and create cost saving opportunities, allow for servicing of clients across larger geographies and multiple products and services, and diversify customer concentration risk, country risk and currency or devaluation risk.

Item 3.02 Unregistered Sales of Equity Securities

Reference is hereby made to the issuance on March 31, 2011 to Pete R. Pizarro and Harley L. Rollins of 1,120,000 and 392,000 shares of our common stock, respectively, under the Pizarro Employment Agreement and the Rollins Employment Agreement, respectively, as described in Item 5.02 below. The issuances of the shares of common stock were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Reference is hereby made to the issuance on March 31, 2011 to Amper of 150,745,913 shares of our common stock pursuant to the Contribution Agreement as described in Item 2.01 above. The issuance of the shares of common stock was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 5.01 Changes in Control of Registrant

Reference is hereby made to the transactions consummated pursuant to the Contribution Agreement as described in Item 2.01 above. Pursuant to the Contribution Agreement, Amper has been issued 150,745,913 shares of our common stock which represents 85% of the voting capital stock of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement – Pete Pizarro

In connection with the closing of the Contribution Agreement transaction, on March 31, 2011 we entered into an Amended and Restated Executive Employment Agreement with Pete Pizarro, our chief executive officer (the “Pizarro Employment Agreement”) which superseded and replaced Mr. Pizarro’s prior employment agreement. The Pizarro Employment Agreement has an initial term of four years. As in his previous employment agreement, Mr. Pizarro will receive a base salary of $375,000 and may also receive an annual performance bonus of up to 100% of his base salary in accordance with criteria to be set by our Board of Directors in a written plan. As further inducement for Amper to enter into the Contribution Agreement, Mr. Pizarro agreed to waive certain rights including the vesting of 4,200,000 previously issued and partially vested stock options, and agreed to the cancellation thereof, as well as his right to terminate his prior employment agreement for “Good Reason” as a result of a change of control triggered by the Amper transaction and the severance payments to which Mr. Pizarro would be entitled to as a result thereof. Mr. Pizarro was reissued options to purchase up to 4,200,000 shares of our common stock (the same amount as was cancelled by the Company), at an exercise price of $0.45 per share and subject to a new vesting schedule. The options will vest as follows (i) 25% of the options will vest on the three year anniversary of the grant date, and (ii) 75% will vest equally, on a quarterly basis, over a 12-month period commencing on the three year anniversary of the grant date, if and only if Mr. Pizarro remains continuously employed by the Company from the date of the Pizarro Employment Agreement until each respective vesting date.

In exchange for and as consideration for the waiver of certain rights described above, Mr. Pizarro received the following: (a) 1,120,000 shares of Company common stock; and (b) $240,000 in cash which amount will be used in part to satisfy the income tax obligations related to such consideration.

Executive Employment Agreement – Harley L. Rollins

In connection with the closing of the Contribution Agreement transaction, on March 31, 2011 we entered into an Amendment of Executive Employment Agreement with Harley L. Rollins, our chief financial officer (the “Rollins Employment Agreement”). Pursuant to such amendment, the term of the Rollins Employment Agreement has been extended for a three-year term. As previously disclosed, under the terms of the Rollins Employment Agreement, as amended, Mr. Rollins will receive an annual base salary of $250,000 and he may also receive an annual performance bonus of up to 50% of his base salary, based upon a written bonus plan to be approved by our Board of Directors. As further inducement for Amper to enter into the Contribution Agreement, Mr. Rollins agreed to waive certain rights including the vesting of 1,000,000 previously issued and partially vested stock options, and agreed to the cancellation thereof, as well as his right to terminate the Rollins Employment Agreement for “Good Reason” as a result of a change of control triggered by the Amper transaction and the severance payments to which Mr. Rollins would be entitled to as a result thereof. Mr. Rollins was reissued options to purchase up to 1,000,000 shares of our common stock (the same amount as was cancelled by the Company), at an exercise price of $0.45 per share and subject to a new vesting schedule. The options will vest as follows: (i) 25% of the options will vest on the three year anniversary of the grant date, and (ii) 75% will vest equally, on a quarterly basis, over a twelve-month period commencing on the three year anniversary of the grant date, if and only if Mr. Rollins remains continuously employed by the Company from the date of the amendment until each respective vesting date.

In exchange for and as consideration for the waiver of certain rights described above, Mr. Rollins received the following: (a) 392,000 shares of Company common stock; and (b) 84,000 in cash which amount will be used in part to satisfy the income tax obligations related to such consideration.

Item 8.01 Other Events

On April 1, 2011, we issued a press release announcing the closing under the Contribution Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report no later than 71 calendar days after the date on which this Current Report is due.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report no later than 71 calendar days after the date on which this Current Report is due.

(d)	Exhibits

10.1	First Amendment to Contribution Agreement, between eLandia International Inc. and Amper S.A., effective as of December 2, 2010.

99.1	Press release issued by eLandia International Inc. dated April 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: April 4, 2011	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Contribution Agreement, between eLandia International Inc. and Amper S.A., effective as of December 2, 2010.

99.1	Press release issued by eLandia International Inc. dated April 1, 2011.

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